Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Announces Retirement of Chief Financial Officer
Tricia L. Fulton and Names Sean P. Bagan as Successor

SARASOTA, FL, July 18, 2023— Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, announced today that Tricia L. Fulton, Executive Vice President and Chief Financial Officer, has decided to retire from Helios after serving over 26 years with the Company and the last 17 years as CFO.

“On behalf of the Board and entire Company, I want to congratulate Tricia on her retirement and express our sincere gratitude for her significant contributions to our success,” said President and Chief Executive Officer Josef Matosevic. “Before I joined Helios, Tricia navigated the Company back from a challenging time in 2020. Her knowledge and expertise of our businesses combined with her steadfast leadership and contributions have been invaluable to Helios. We wish her all the best in her next chapter of life.”

Following Helios’ earnings call on August 8th, Sean P. Bagan, Vice President, Finance – Business Unit CFO for International & Shared Services at Polaris (NYSE: PII), will succeed Fulton as CFO and become a member of Helios’ executive leadership team on August 9th.

Bagan joins Helios after spending 23 years at Polaris Inc., a global leader in powersports and off-road innovation. With extensive financial management leadership experience, Bagan brings more than 20 years of international business, strategic financial operations, and leadership experience. His responsibilities scaled with Polaris over the decades in operational finance, international sales, product segments, acquisitions and corporate finance and treasury. In addition to financial management positions, his roles included general management and operational oversight for U.S. and global businesses. He earned his B.A. double major in Accounting and Management from St. John’s University in Minnesota and began his career with Arthur Andersen, LLP. Bagan also holds a General Management Certificate from Cambridge University's Judge Business School in England, along with a Certified Public Accountant (Inactive) Certificate from the state of Minnesota.

Helios Technologies | 7456 16th St E | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Announces Retirement of Chief Financial Officer Tricia L. Fulton
and Names Sean P. Bagan as Successor

July 18, 2023

“We are looking forward to having Sean join us,” said Matosevic. “He has a proven track record of building, growing, and transforming businesses, both in the U.S. and internationally, into highly productive and profitable operations. These are exciting times at Helios, and we expect Sean’s experience to bring further depth and dimension to our team as we execute on our strategy to drive accelerated growth while delivering best in class margins.”

To ensure a smooth and effective transition, Fulton will continue at Helios in an advisory position for a period of one year.

“As I bid farewell after an incredible journey with, first, Sun Hydraulics and now Helios, I am overwhelmed with a sense of deep gratitude for each member of Helios past and present. I have no doubt the collective efforts of the Helios team will continue to propel the success of the company far into the future,” Ms. Fulton added.

About Helios Technologies
Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine and health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com and follow us on LinkedIn.

Forward Looking Information

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, the expected benefits of the CFO transition and the Company’s ongoing strategies regarding growth. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; (vi) risks related to our international operations, including the potential impact of the ongoing conflict between Russia and Ukraine; and (viii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission on February 28, 2023.

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Helios Technologies Announces Retirement of Chief Financial Officer Tricia L. Fulton
and Names Sean P. Bagan as Successor

July 18, 2023

Investor and Media contact:

Tania Almond
Vice President, Investor Relations and Corporate Communication
(941) 362-1333; tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908; dpawlowski@keiadvisors.com

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